EXHIBIT 23.1

             CONSENT OF BAIRD, KURTZ & DOBSON, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and the related Prospectus, pertaining to the Simmons First National Corporation's Dividend Reinvestment Plan, of our report dated January 30, 1998, with respect to the consolidated financial statements of Simmons First National Corporation as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, included in its Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                 /s/ Baird, Kurtz & Dobson

Pine Bluff, Arkansas
May 20, 1998